Kandi Technologies Reports Fourth Quarter and Full Year 2015
Financial Results

- Q4 EV parts sales increased 51.6% year-over-year to $57.5 million
- 2015 EV parts sales increased 68.4% year-over-year to $196.1 million
- Q4 the JV Company sold 12,100 EV products, a 231.0% increase year-over-year
- 2015 the JV Company sold 24,220 EV products, a 121.5% increase year-over-year

JINHUA, CHINA-- (March 14, 2016) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter Highlights

•	Total revenues grew 11.2% to $58.8 million for the fourth quarter of 2015, from $52.9 million for the same period of 2014.
•	Electric Vehicle (“EV”) parts sales increased 51.6% to $57.5 million for the fourth quarter of 2015, compared with $37.9 million in the same period of 2014.
•

Kandi Electric Vehicles Group Co., Ltd. (the "JV Company"), sold 12,100 EV products in the fourth quarter, a 231.0% increase compared with the same period last year. Total EV products sales comprised 6,474 EV products to the Micro Public Transportation (“MPT”) program and 5,626 EV products through the distribution channel under the direct sales program.

•	GAAP net income for the fourth quarter of 2015 was $0.8 million, or $0.02 per fully diluted share, compared with $1.7 million, or $0.07 per fully diluted share in the same period of 2014.
•

Non-GAAP adjusted net income[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $13.9 million in the fourth quarter of 2015, compared with $4.0 million of the same period of 2014.

Full Year 2015 Highlights

•	Total revenues grew 18.1% to $201.1 million in 2015, from $170.2 million in 2014.
•	EV parts sales increased 68.4% to $196.1 million in 2015, compared with $116.4 million in 2014.
•

The JV Company sold 24,220 EV products in 2015, a 121.5% increase compared with 2014. Total EV products sales comprised 14,947 EV products to the MPT program and 9,273 EV products through the distribution channel under the direct sales program. Total EV products sold in 2015 included 11,801 units of model K10, 10,472 units of model K11, 1,945 units of model K17 and 2 units of model K30.

_________________________________________
1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of the stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

•	GAAP net income in 2015 was $14.7 million, or $0.31 per fully diluted share, compared with $12.3 million, or $0.29 per fully diluted share in 2014.
•	Non-GAAP adjusted net income[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $28.5 million in 2015, compared with $14.2 million in 2014.
•	Working capital surplus was $59.9 million as of December 31, 2015. Cash, cash equivalents and restricted cash totaled $32.9 million as of December 31, 2015.

“Our outstanding results in 2015 include exceeding revenue and EV sales targets with the JV Company by selling 24,220 EV products, a 121.5% increase year-over-year,” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, “As the JV Company became China’s top seller for pure EV products in 2015, its EV products received extremely positive market recognition, highlighted by model K17 named as China 2015 Pure Electric Passenger Vehicle of the Year at the 6th Global New Energy Vehicle Conference. The direct sales program was launched in the second quarter and achieved 9,273 in EV products sales in 2015 through the distribution channel under this program, accounting for 38.3% of total EV products sold during the year. We are confident in being able to increase the contribution of direct sales as a percentage of total sales in 2016.”

“China’s government has continued to strongly support the growth of the EV industry,” Mr. Hu continued. “Most recently through an industry-wide subsidy investigation, the government is committed to maintaining the healthy development of the EV industry, which will benefit scaled EV products manufacturers like the JV Company. Meanwhile, the central government has extended its continuous support and confidence in developing the new energy vehicle (NEV) industry by enacting additional policies, including reducing traffic controls and purchase quotas on NEVs, encouraging government purchases and promoting EV car-share programs. By focusing on our unique growth engines, which are the rapid expansion of the Micro Public Transportation program and the direct sales program through the distribution channel, we look forward to leading the growth of China’s EV industry in 2016.”

“Our significant achievements in 2015 include excellent financial results, particularly with sales and gross margin meeting our expectation,” added Mr. Wang Cheng, Chief Financial Officer of Kandi, “During the year, key milestones, including the successful launch of the direct sales program and the expansion of the MPT program to 16 cities were accomplished. With a solid foundation built for our EV business, we believe that the Company will continue to achieve strong financial performance in 2016.”

Fourth Quarter and Full Year 2015 Financial Results

Net Revenues and Gross Profit

	4Q15	3Q15	4Q14	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$58.8	$50.5	$52.9	16.4%	11.2%
Gross Profit (US$mln)	$8.4	$7.1	$5.8	18.6%	45.2%
Gross Margin	14.4%	14.1%	11.0%	-	-

Net revenues for the fourth quarter increased 16.4% sequentially, and 11.2% from the year-ago period. The increase in net revenues was mainly due to growth of EV products sales from the JV Company. Gross margin in the fourth quarter increased to 14.4%, compared with 11.0% in the same quarter last year. Margin increase was a result of cost control from battery packing production.

	2015	2014	Y-o-Y%
Net Revenues (US$mln)	$201.1	$170.2	18.1%
Gross Profit (US$mln)	$28.4	$23.4	21.4%
Gross Margin	14.1%	13.7%	-

Net revenues for the full year 2015 increased 18.1% from 2014. The increase in net revenues was mainly due to growth of EV products sales from the JV Company. Gross margin for the full year 2015 increased to 14.1%, compared with 13.7% in 2014. Margin increase was a result of cost control from battery packing production.

Operating Income (Loss)

	4Q15	3Q15	4Q14	Q-o-Q%	Y-o-Y%
Operating Expenses (US$mln)	$13.9	$9.6	$3.0	45.0%	367.4%
Operating Income (Loss) (US$mln)	($5.4)	($2.4)	$2.8	121.9%	-290.1%
Operating Margin	-9.2%	-4.8%	5.4%	-	-
Operating Income (Loss) (US$mln) (Non-GAAP)	$4.4	$4.6	$4.9	-4.0%	-9.2%

Total operating expenses in the fourth quarter were $13.9 million, compared with $3.0 million in the third quarter of 2015. The increase in total operating expenses was due to increased stock compensation expense, which was $9.8 million in the fourth quarter, compared with $2.0 million in the same quarter last year. Excluding stock compensation, operation expenses in the fourth quarter of 2015 were $4.0 million, compared with $1.0 million in the same quarter last year. The increase was mainly due to research and development expenses for new EV product models, such as K12 and K17, and for new battery packs, as well as the accrual for compensation expense.

	2015	2014	Y-o-Y%
Operating Expenses (US$mln)	$32.4	$18.2	78.3%
Operating Income (Loss) (US$mln)	($4.0)	$5.2	-175.4%
Operating Margin	-2.0%	3.1%	-163.8%
Operating Income (Loss) (US$mln) (Non-GAAP)	$18.4	$13.7	34.5%

Total operating expenses in 2015 were $32.4 million, compared with $18.2 million in 2014. The significant increase in total operating expenses was due to increased stock compensation expense in 2015, which was $22.4 million, compared with $8.5 million in 2014. Excluding stock compensation, operation expenses in 2015 were $10.0 million, slightly higher than $9.7 million in 2014.

GAAP Net Income

	4Q15	3Q15	4Q14	Q-o-Q%	Y-o-Y%
Net Income (US$mln)	$0.8	$2.3	$1.7	-67.3%	-54.1%
Earnings per Weighted Average Common Share	$0.02	$0.05	$0.07	-	-
Earnings per Weighted Average Diluted Share	$0.02	$0.05	$0.07	-	-
Stock award expenses	$9.8	$7.0	$2.0	39.7%	390.6%
Change of the fair value of financial derivatives	$3.3	($3.0)	$0.3	-207.7%	1058.7%
Non-GAAP net income from continuing operations	$13.9	$6.3	$4.0	119.4%	250.9%

Net income was $0.8 million in the fourth quarter, compared with $1.7 million in the same quarter of 2014. Net income was affected by significant increases in stock compensation expense and the change of the fair value of financial derivatives, which together were $10.8 million more in the fourth quarter of 2015 than in the fourth quarter of 2014. Non-GAAP net income in the fourth quarter was $13.9 million, a 250.9% increase from $4.0 million in the same quarter of 2014, mainly due to revenue growth, margin improvement, and the increased net income contribution from the JV Company.

	2015	2014	Y-o-Y%
Net Income (US$mln)	$14.7	$12.3	19.5%
Earnings per Weighted Average Common Share	$0.31	$0.29	-
Earnings per Weighted Average Diluted Share	$0.31	$0.29	-
Stock award expenses	$22.4	$8.5	164.7%
Change of the fair value of financial derivatives	($8.5)	($6.5)	30.4%
Non-GAAP net income from continuing operations	$28.5	$14.2	100.9%

Net income in 2015 was $14.7 million, compared with $12.3 million in 2014. The increase in net income was mainly due to revenue growth and margin improvement, increased net income contribution from the JV Company, and gain from financial derivatives, offset by the increase from stock compensation expense. Non-GAAP net income in 2015 was $29.9 million, a 110.5% increase from $14.2 million in 2014, mainly due to revenue growth, margin improvement, and increased net income contribution from the JV Company.

JV Company Financial Results

In the fourth quarter, the JV Company sold 12,100 EV products, a 231.0% increase from the same period last year. Total EV product sales comprised 6,474 EV products to the MPT program and 5,626 EV products through the distribution channel under the direct sales program, with the latter being a significant sequential increase over the 3,004 EV products sold through the distribution channel under the direct sales program in the third quarter.

The condensed financial income statement of the JV Company in the fourth quarter is as below:

	4Q15	3Q15	4Q14	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$164.8	$98.4	$88.8	67.3%	85.6%
Gross Profit (US$mln)	$27.7	$13.3	$27.9	107.7%	-1.0%
Gross Margin	16.8%	13.5%	31.5%	-	-
Net Income	$19.3	$1.6	$0.7	1098.9%	2497.5%
% of Net revenues	11.7%	1.6%	0.8%	-	-

For the full year 2015, the JV Company sold 24,220 EV products, a 121.5% increase from 2014. Total EV product sales comprised 14,947 EV products to the MPT program and 9,273 EV products through the distribution channel. Total EV products sold in 2015 included 11,801 units of model K10, 10,472 units of model K11, 1,945 units of model K17 and 2 units of model K30.

The condensed financial income statement of the JV Company in full year 2015 is as below:

	2015	2014	Y-o-Y%
Net Revenues (US$mln)	$362.7	$215.5	-99.8%
Gross Profit (US$mln)	$59.6	$41.9	-98.2%
Gross Margin	16.4%	19.4%	-
Net Income	$23.3	$7.5	-52.9%
% of Net revenues	6.4%	3.5%	-

Gross margin for the full year 2015 was 16.4% compared with 19.4% in 2014. The margin decrease in 2015 was mainly due to the product price decline and the lower selling price to a strategic partner during the year.

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s profit for $9.7 million for the fourth quarter and $11.7 million for the full year 2015. After eliminating intra-entity profits and losses, Kandi’s share of the after tax profit of the JV Company was $9.9 million for the fourth quarter and $11.8 million for the full year of 2015.

Outlook

For the first quarter of 2016, Kandi expects net revenues to be in the range of $46.0 million to $48.0 million, with gross margin in the range of 13.5% to 14.5% . For full year 2016, Kandi expects net revenues to be in the range of $270 million to $300 million.

The Company also expects the JV Company to deliver a total of 35,000 or more EV products in the full year of 2016.

This outlook reflects the current view of the management, which is subject to change.

Fourth Quarter and Full Year 2015 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern time) on March 14, 2016 (8:00 PM Beijing time on March 14, 2016). Mr. Hu Xiaoming, Chief Executive Officer and Mr. Wang Cheng (Henry), Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	Toll-free dial-in number: +1 877-407-3982
•	International dial-in number: +1 201-493-6780
•	Conference ID: 13631514
•	Webcast and replay: http://public.viavid.com/index.php?id=118533

The live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

IR Contact:
The Piacente Group
Phone: 1-212-481-2050
Email: kandi@tpg-ir.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$16,738,559	$26,379,460
Restricted cash	16,172,009	13,000,731
Short term investment	1,613,727	-
Accounts receivable	8,136,421	15,736,805
Inventories (net of provision for slow moving inventory of 485,901 and 315,584 as of December 31, 2015 and December 31, 2014, respectively	17,773,679	15,403,840
Notes receivable	13,033,315	9,060,441
Other receivables	332,922	238,567
Prepayments and prepaid expense	181,534	120,761
Due from employees	34,434	34,475
Advances to suppliers	71,794	6,901,505
Amount due from JV Company, net	76,172,471	51,450,612
Amount due from related party	40,606,162	-
Deferred taxes assets	-	-
TOTAL CURRENT ASSETS	190,867,027	138,327,197

LONG-TERM ASSETS
Plant and equipment, net	20,525,126	26,215,356
Land use rights, net	12,935,121	15,649,152
Construction in progress	54,368,753	58,510,051
Long Term Investment	1,463,182	-
Investment in JV Company	90,337,899	83,309,095
Goodwill	322,591	322,591
Intangible assets	495,306	577,401
Other long term assets	154,019	162,509
TOTAL Long-Term Assets	180,601,997	184,746,155
TOTAL ASSETS	$371,469,024	$323,073,352

CURRENT LIABILITIES
Accounts payables	$73,957,969	$45,772,481
Other payables and accrued expenses	9,544,909	5,101,740
Short-term loans	36,656,553	35,589,502
Customer deposits	94,026	2,630,723
Notes payable	3,850,478	5,702,121
Income tax payable	624,276	1,835,685
Due to employees	9,423	15,787
Deferred taxes liabilities	2,374,924	230,864
Financial derivate - liability	3,823,590	2,245,610
Deferred income	13,726	-
Total Current Liabilities	130,949,874	99,124,513

LONG-TERM LIABILITIES
Deferred taxes liabilities	1,593,582	2,266,725
Financial derivate - liability	-	10,097,275
Total Long-Term Liabilities	1,593,582	12,364,000

TOTAL LIABILITIES	132,543,456	111,488,513

STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 46,964,855 and 46,274,855 shares issued and outstanding at December 31,2015 and December 31,2014, respectively	46,965	46,275
Additional paid-in capital	212,564,334	190,258,037
Retained earnings (the restricted portion is $4,172,324 and $4,172,324 at December 31,2015 and December 31,2014, respectively)	31,055,919	16,390,424
Accumulated other comprehensive income(loss)	(4,741,650)	4,890,103
TOTAL STOCKHOLDERS' EQUITY	238,925,568	211,584,839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$371,469,024	$323,073,352

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)

	December 31, 2015	% of Revenue	December 31, 2014	% of Revenue	December 31, 2013	% of Revenue

REVENUES, NET	$201,069,173	100.0%	$170,229,006	100.0%	$94,536,045	100.0%

COST OF GOODS SOLD	172,649,955	85.9%	146,825,073	86.3%	72,793,517	77.0%

GROSS PROFIT	28,419,218	14.1%	23,403,933	13.7%	21,742,528	23.0%

OPERATING EXPENSES:
Research and development	3,482,511	1.7%	2,755,637	1.6%	3,728,730	3.9%
Selling and marketing	633,863	0.3%	1,345,588	0.8%	399,504	0.4%
General and administrative	28,255,267	14.1%	14,058,548	8.3%	16,056,107	17.0%
Total Operating Expenses	32,371,641	16.1%	18,159,773	10.7%	20,184,341	21.4%

INCOME(LOSS) FROM OPERATIONS	(3,952,423)	-2.0%	5,244,160	3.1%	1,558,187	1.6%

OTHER INCOME(EXPENSE):
Interest income	3,138,717	1.6%	1,701,121	1.0%	1,516,477	1.6%
Interest expense	(2,214,635)	-1.1%	(3,480, 646)	- 2.0%	(4,395,353)	- 4.6%
Change in fair value of financial instruments	8,519,295	4.2%	6,531,308	3.8%	(16,647,283)	- 17.6%
Government grants	1,645,032	0.8%	288,498	0.2%	228,396	0.2%
Share of profit (loss) in associated			(54,308)		(69,056)	-
companies	-	0.0%		0.0%		0.1%
Share of profit after tax of JV	11,841,855	5.9%	4,490,2 66	2.6%	(2,414,354)	- 2.6%
Other income, net	1,814,882	0.9%	(34,649)	0.0%	676,257	0.7%
Total other income, net	24,745,146	12. %	9,441,590	5.5%	(21,104,916)	- 22.3%

INCOME BEFORE INCOME TAXES	20,792,723	10.3%	14,685,750	8.6%	(19,546,729)	- 20.7%

INCOME TAX EXPENSE	(6,127,228)	- 3.0%	(2,414,412)	-1.4%	(1,593,994)	- 1.7%

NET INCOME	14,665,495	7.3%	12,271,338	7.2%	(21,140,723)	- 22.4%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(9,631,753)		(2,725,143)		2,112,902

COMPREHENSIVE INCOME(LOSS)	$5,033,742		$9,546,195		$(19,027,821)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	46,744,718		42,583,495		34,707,973
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	46,925,554		42,715,818		34,707,973

NET INCOME PER SHARE, BASIC	$0.31		$0.29		$(0.61)

NET INCOME PER SHARE, DILUTED	$0.31		$0.29		$(0.61)

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	December	December	December
	31, 2015	31, 2014	31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$14,665,495	$12,271,338	$(21,140,723)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,788,780	5,571,465	7,708,923
Assets Impairments	194,366	-	355,876
Deferred taxes	1,446,345	1,579,855	876,255
Change in fair value of financial instruments	(8,519,295)	(6,531,308)	16,647,283
Loss (income) in investment in associated companies	-	54,308	69,056
Share of profit after tax of JV Company	(11,841,855)	(4,490,266)	2,414,354
Decrease in reserve for fixed assets	-	(302,023)	-

Stock Compensation cost	22,306,987	-	-

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	7,052,626	15,445,962	3,251,168
Inventories	(3,497,460)	(6,280,502)	(1,287,045)
Other receivables	(193,954)	315,071	(38,491)
Due from employee	(7,596)	5,139	10,797

Prepayments and prepaid expenses	6,664,779	(5,360,637)	(3,810,447)

Amount due from JV Company	(28,519,360)	(48,593,522)	(2,877,972)

Increase (Decrease) In:

Accounts payable	31,814,545	23,095,825	13,699,528
Other payables and accrued liabilities	5,300,095	2,694,689	(746,838)
Customer deposits	(2,496,382)	2,588,830	(254,151)
Income Tax payable	(1,039,187)	482,020	651,124
Due from related party	(42,249,905)	-	(841,251)
Net cash (used in ) provided by operating activities	$(3,130,976)	$(7,453,756)	$14,687,446

CASH FLOWS FROM INVESTING ACTIVITIES:
(Purchases)/Disposal of plant and equipment, net	(827,059)	(2,101,355)	(158,830)
(Purchases)/Disposal of land use rights and other intangible assets	1,589,165	(1,668,534)	-
(Purchases)/Disposal of construction in progress	1,128,443	(50,891,170)	(16,134)
Deposit for acquisition	-	-	(39,673,000)
Disposal of associated company	-	(96,299)	64,535,177
Issuance of notes receivable	(131,852,31 9)	(24,705,489)	(4,174,247)
Repayment of notes receivable	127,226,115	29,354,592	311,844
Long Term Investment	(1,522,411)	-	(80,668,972)
Short Term Investment	(1,679,051)	-	-
Cash acquired in acquisition	-	-	-
Net cash provided by (used in) investing activities	$(5,937,117)	$(50,108,255)	$(59,844,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(4,006,346)	(13,010,291)	16,135,044
Proceeds from short-term bank loans	50,640,214	48,306,743	52,918,845
Repayments of short-term bank loans	(47,595,391)	(46,517,604)	(52,596,170)
Proceeds from notes payable	13,781,830	18,718,944	83,251,992
Repayment of notes payable	(15,398,471)	(29,602,112)	(92,609,593)
Proceeds from bond payable	-	-	12,907,035
Repayment of bond payable	-	(13,011,917)	(12,907,035)
Fund raising through issuing common stock and warrants	0	78,358,991	26,387,498
Option exercise, stock awards & other financing	-	8,431,247	9,659,103
Warrant exercise	-	21,101,039	3,171,259
Common stock issued for acquisition, net of cost of capital	-	-	-
Net cash (used in) provided by financing activities	$(2,578,164)	$72,775,040	$46,317,978

NET INCREASE IN CASH AND CASH EQUIVALENTS	(11,646,257)	15,213,029	1,161,262
Effect of exchange rate changes on cash	2,005,356	(1,595,938)	(533,989)
Cash and cash equivalents at beginning of year	26,379,460	12,762,369	12,135,096

CASH AND CASH EQUIVALENTS AT END OF PERIOD	16,738,559	26,379,460	12,762,369